Exhibit 99.2

Unaudited pro forma condensed combined financial information

The unaudited pro forma condensed combined financial information gives effect to the acquisition of TransFirst Holdings Corp., a Delaware corporation (“TransFirst”), by Total System Services, Inc. (“TSYS”), which we refer to as the “Acquisition,” and the related financing transactions. Due to the estimated significance of the Acquisition, and the probable nature of the Acquisition, the unaudited pro forma condensed combined financial information is presented in this Current Report on Form 8-K even though the Acquisition has not yet been consummated.

The unaudited pro forma condensed combined balance sheet assumes that the Acquisition and the related financing transactions took place on December 31, 2015. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2015 assumes that the Acquisition and the related financing transactions took place on January 1, 2015.

The historical consolidated financial information has been prepared to give effect to pro forma events that are (1) directly attributable to the Acquisition and the related financing transactions, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of TSYS and TransFirst. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of TSYS and TransFirst for the applicable periods:

•	the audited consolidated financial statements of TSYS as of and for the year ended December 31, 2015 and the related notes included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2015; and

•	the audited consolidated financial statements of TransFirst as of and for the year ended December 31, 2015 and the related notes included as Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition and the related financing transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The material transactions between TSYS and TransFirst during the periods presented in the unaudited pro forma condensed combined financial information were eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP standards, which are subject to change and interpretation. TSYS has been treated as the acquirer in the Acquisition for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates (for example estimates as to value of acquired property, equipment and software as well as intangible assets) and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition or the costs to combine the operations of TSYS and TransFirst or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. Although TSYS management expects that cost savings, operating synergies and revenue enhancements will result from the Acquisition, there can be no assurance that these will be achieved.

Total System Services, Inc. and TransFirst Holdings Corp. Unaudited

Pro Forma Condensed Combined Balance Sheet

At December 31, 2015

(in thousands of dollars)

	TSYS	TransFirst	Pro forma Adjustments		Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$389,328	90,091	(90,575	)(a)	$388,844
Funds held for customers	—	32,163	—		32,163
Accounts receivable, net	314,705	145,329	(1,884	)(b)	458,150
Deferred income tax assets	24,670	5,401	—		30,071
Funds held for merchants and restricted cash	—	13,112	(13,112	)(c)	—
Income tax receivable	—	859	(859	)(c)	—
Prepaid expenses and other current assets	154,199	2,917	13,971	(c)	171,087

Total current assets	882,902	289,872	(92,459)		1,080,315
Property and equipment, net	289,898	13,264	(3,078	)(d)	300,084
Computer software, net	405,070	—	70,000	(e)	475,070
Contract acquisition costs, net	247,811	—	—		247,811
Goodwill	1,545,424	1,023,221	746,795	(f)	3,315,440
Other intangible assets, net	328,320	559,309	175,691	(g)	1,063,320
Equity investments	106,118	—	—		106,118
Deferred income tax assets	5,598	—	—		5,598
Other assets	97,159	34,398	(15,210	)(h)	116,347

Total assets	$3,908,300	1,920,064	881,739		$6,710,103

Liabilities
Current liabilities:
Accounts payable	$52,213	3,104	—		$55,317
Current portion of notes payable	50,364	7,633	(7,633	)(i)	50,364
Accrued salaries and employee benefits	66,594	23,811	—		90,405
Current portion of obligations under capital leases	3,468	—	—		3,468
Funds owed to merchants	—	127,453	—		127,453
Accrued processing expenses	—	29,168	(29,168	)(j)	—
Accrued transaction costs	—	3,721	(3,721	)(j)	—
Other current liabilities	166,579	20,611	18,663	(k)	205,853

Total current liabilities	339,218	215,501	(21,859)		532,860
Long-term debt, excluding current portion	1,379,971	1,125,076	1,240,424	(i)	3,745,470
Deferred income tax liabilities	216,470	176,776	98,870	(l)	492,116
Obligations under capital leases, excluding current portion	3,663	—	—		3,663
Other long-term liabilities	96,886	1,015	—		97,901

Total liabilities	2,036,208	1,518,368	1,317,435		4,881,027

Redeemable noncontrolling interest	23,410	—	—		23,410

Equity
Shareholders’ equity:
Common stock	20,277	—	—		20,277
Additional paid-in capital	241,891	418,761	(418,761	)(m)	241,891
Accumulated other comprehensive income (loss), net	(33,544)	—	—		(33,544)
Treasury stock	(641,664)	—	—		(641,664)
Retained earnings	2,256,058	(17,065)	(16,935	)(n)	2,222,058

Total shareholders’ equity	1,843,018	401,696	(435,696)		1,809,018

Noncontrolling interests in consolidated subsidiaries	5,664	—	—		5,664

Total equity	1,848,682	401,696	(435,696)		1,814,682

Total liabilities and equity	$3,908,300	1,920,064	881,739		$6,710,103

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Total System Services, Inc. and TransFirst Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2015

(in thousands of dollars, except per share amounts)

	TSYS	TransFirst	Pro forma Adjustments		Pro forma Combined
Total revenues	$2,779,541	1,542,866	(23,677	)(a)	$4,298,730
Cost of services	1,855,181	1,268,243	(93,850	)(b)	3,029,574
Selling, general and administrative expenses	390,253	136,843	(19,831	)(c)	507,265
Depreciation and amortization	—	66,906	(66,906	)(d)	—
Amortization of acquisition intangibles	—	—	231,236	(e)	231,236
Management fees	—	1,053	(1,053	)(f)	—
Provision for merchant losses	—	3,198	(3,198	)(g)	—

Operating income	534,107	66,623	(70,074)		530,656
Nonoperating income (expenses)	(37,219)	(78,547)	(8,351	)(h)	(124,117)

Income before income taxes, noncontrolling interests and equity in income of equity investments	496,888	(11,924)	(78,425)		406,539
Income taxes	151,364	(4,736)	(28,862	)(i)	117,767

Income before noncontrolling interests and equity in income of equity investments	345,524	(7,188)	(49,564)		288,772
Equity in income of equity investments	22,106	—	—		22,106

Income from continuing operations, net of tax	367,630	(7,188)	(49,564)		310,878
Income from discontinued operations, net of tax	1,411	—	—		1,411

Net income	369,041	(7,188)	(49,564)		312,289
Net income attributable to noncontrolling	(4,997)	—	—		(4,997)

Net income attributable to TSYS common shareholders	$364,044	(7,188)	(49,564)		$307,292

Basic earnings per share (EPS) attributable to TSYS common shareholders:
Income from continuing operations	$1.97	(77.07)			$1.66	(j)
Gain (loss) from discontinued operations	0.01	—			0.01	(j)

Net income	$1.98	(77.07)			$1.67	(j)

Diluted EPS attributable to TSYS common shareholders:
Income from continuing operations	$1.97	(77.07)			$1.65	(j)
Gain (loss) from discontinued operations	0.01	—			0.01	(j)

Net income	$1.98	(77.07)			1.66	(j)

Amounts attributable to TSYS common shareholders:
Income from continuing operations	$362,633	(7,188)	(49,564)		$305,881
Gain (loss) from discontinued operations	1,411	—	—		1,411

Net income	$364,044	(7,188)	(49,564)		$307,292

Basic EPS—weighted-average shares including participating securities	184,082	93			184,082

Diluted EPS—weighted-average shares including participating securities	185,239	93			185,239

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

1. Estimate of consideration expected to be transferred and preliminary allocation of consideration to assets acquired

The following is a preliminary estimate of consideration expected to be transferred to effect the Acquisition:

	Estimated fair value	Form of consideration
Purchase consideration for TransFirst common stock	$1,227,479	Cash
Expected repayment of TransFirst’s revolving credit facility	1,142,521

Estimate of consideration expected to be transferred	$2,370,000

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by TSYS in the Acquisition, reconciled to the estimate of consideration expected to be transferred:

Consideration:
Cash	$1,227,479
Repayment of TransFirst’s revolving credit facility	1,142,521

$2,370,000

Recognized amounts of identified assets and liabilities assumed:
Cash	$54,391
Accounts receivable	143,445
Deferred tax asset	5,401
Prepaid expenses and other current assets	16,888
Property and equipment	10,186
Computer software	70,000
Identifiable intangible assets	735,000
Other assets	34,976
Accounts payable	(3,104)
Accrued salaries and employee benefits	(23,811)
Deferred income tax liabilities	(275,646)
Other current liabilities	(166,727)
Other long-term liabilities	(1,015)

Total identifiable net assets	599,984
Goodwill	1,770,016

Purchase Price	$2,370,000

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

2. Adjustments to unaudited pro forma condensed combined balance sheet:

(a)	The sources and uses of funds relating to the proposed Acquisition and financing transactions are as follows:

Sources (1):
Senior unsecured notes (2)	$1,479,125
Delayed Draw Term Loan	400,000
Borrowings under the Revolving Loan Facility	470,000

Total sources	$2,349,125

Uses:
Repayment of TransFirst’s revolving credit facility	$(1,142,521)
Cash consideration to shareholders of TransFirst common stock	(1,227,479)
Estimated remaining TSYS and TransFirst Acquisition related transaction costs including certain costs related to the bridge term loan facility which TSYS does not expect to utilize (3)	(69,700)

Total uses	$(2,439,700)

Net effect on cash	$(90,575)

(1)	See Note 2(i) for a description of the Acquisition financing.
(2)	Assumes the issuance of $1.5 billion of senior unsecured notes.
(3)	The unaudited pro forma condensed combined balance sheet assumes that the estimated remaining transaction costs will be paid in conjunction with the closing of the Acquisition.

(b)	Reflects adjustments eliminating TSYS’ accounts receivable balance from TransFirst.

(c)	Reflects adjustments reclassifying funds held for merchants and restricted cash and income tax receivable to prepaid expenses and other current assets to conform with TSYS’ presentation.

(d)	Reflects adjustments reclassifying historical computer software costs from property and equipment, net to computer software, net to conform with TSYS’ presentation. For purposes of computing pro forma adjustments, we have assumed that the historical values of tangible fixed assets acquired reflect fair value and have recorded those amounts as part of the preliminary estimated purchase price allocation. These tangible fixed assets are being amortized using the straight-line method over their historical estimated remaining useful lives.

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

(e)	Reflects adjustments for the following:

Estimated fair value of technology (computer software) intangible asset being acquired	$70,000
Reclass historical computer software costs from property and equipment, net to computer software, net	3,078
Reclass historical developed technology from other intangible assets, net to computer software, net	22,893
Eliminate TransFirst’s historical computer software, net	(25,971)

Total	$70,000

For additional information, see Note 2(g).

(f)	Reflects adjustments for the following:

Estimated transaction goodwill	$1,770,016
Eliminate TransFirst’s historical goodwill	(1,023,221)

Total	$746,795

(g)	As of the effective time of the Acquisition, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use.

For purposes of computing pro forma adjustments, we have estimated a fair value adjustment for identifiable intangible assets based on a preliminary valuation study, and such assets are being amortized using the straight-line method over assumed estimated useful lives. The amounts and useful lives are subject to change based upon the finalization of appraisals and valuation study estimates and could differ materially from the pro forma amounts presented herein. The pro forma adjustments to other intangible assets, net and computer software, net reflect the following:

To record the estimated fair value of the following identifiable intangible assets:
Channel relationships—estimated 10 year weighted average useful life	$140,000
Trade names—estimated 1 year weighted average useful life	15,000
Technology (computer software)—estimated 5 year weighted average useful life	70,000
Merchant relationships—estimated 7 year weighted average useful life	565,000
Covenant-not-to-compete—estimated 1 year weighted average useful life	15,000
Eliminate TransFirst’s historical intangible assets	(559,309)

$245,691

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

Pro forma adjustments to the audited historical balance sheet:
Other intangible assets, net
Record estimated fair value of identifiable intangible assets	$735,000
Reclass historical developed technology intangible asset from other intangible assets, net to computer software, net	(22,893)
Eliminate TransFirst’s historical other intangible assets	(536,416)

$175,691

Computer software, net
Estimated fair value of technology (computer software) intangible asset being acquired	$70,000
Reclass historical computer software costs from property and equipment, net to computer software, net	3,078
Reclass historical developed technology from other intangible assets, net to computer software, net	22,893
Eliminate TransFirst’s historical computer software, net	(25,971)

$70,000

(h)	Reflects adjustments for the following:

Deferral of costs associated with new debt issued in connection with the Acquisition(1)	$16,375
Write-off TransFirst’s unamortized debt issuance costs	(25,385)
Adjust for TransFirst’s deferred IPO transaction costs	(6,200)

Total	($15,210)

(1)	Deferred debt issuance costs expected to be amortized over the term of the associated new debt.

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

(i)	Reflects adjustments for the following:

New borrowings(1):
Senior unsecured notes (2)	$1,500,000
Delayed Draw Term Loan	400,000
Borrowings under the Revolving Loan Facility	470,000

Total	$2,370,000
Repayments:
TransFirst revolving credit facility	(1,142,521)

Net change in debt	$1,227,479
Eliminate TransFirst’s historical debt discount	9,812
Debt discount associated with new financing	(4,500)

$1,232,791

Pro forma adjustments to the historical balance sheet:
Current portion of TransFirst’s revolving credit facility	$(7,633)
Long-term debt, excluding current portion, of TransFirst’s revolving credit facility	(1,125,076)
Long-term debt, discount associated with new financing	(4,500)
Long-term debt, excluding current portion, of new debt	2,370,000

Total	$1,232,791

(1)	The cash portion of the Acquisition, as well as the repayment of approximately $1.1 billion of TransFirst’s assumed debt, is expected to be funded through net proceeds from an expected issuance of senior unsecured notes, the Delayed Draw Term Loan (as defined below), cash on hand and borrowings under the Revolving Loan Facility (as defined below). On February 23, 2016, we entered into a Credit Agreement providing us with a $700 million five-year term loan facility consisting of (i) a $300 million term loan (the “Refinancing Term Loan”) funded upon entry into the Credit Agreement and (ii) a $400 million term loan (the “Delayed Draw Term Loan”). The Credit Agreement also provides us with an $800 million unsecured revolving credit facility (the “Revolving Loan Facility”), which includes a $50 million sub-facility for the issuance of standby letters of credit. The Refinancing Term Loan was used to repay in full our outstanding loans and other obligations under certain of our then-existing credit agreements. The Delayed Draw Term Loan will be available to be drawn to finance, in part, the Acquisition and related transactions, upon satisfaction of a limited set of conditions precedent. The Revolving Loan Facility will be available for draws for purposes of working capital and other general corporate purposes, including to finance, in part, the Acquisition and related transactions, upon satisfaction of a limited set of conditions precedent. For purposes of the unaudited pro forma condensed combined financial information, we assumed the use of permanent financing in lieu of the bridge term loan facility.
(2)	Assumes the issuance of $1.5 billion of senior unsecured notes. The actual amount of notes issued to finance the Acquisition may be higher or lower, which may impact whether we use cash on hand, increase or decrease assumed borrowing levels under the Revolving Loan Facility or utilize a portion of the bridge term loan facility to finance the Acquisition.

(j)	Reflects adjustments for reclass of accruals for processing expenses and transaction costs to other current liabilities.

(k)	Reflects adjustments for the following:

Write-off of the current portion of deferred revenue for which no future service obligation remains(1)	$(944)
Eliminate TransFirst’s accrued liability to TSYS	(1,884)
Reclass accruals for processing expenses and transaction costs to other current liabilities	32,889
Recognize current tax benefit associated with debt prepayment penalty	(2,834)
To eliminate TransFirst’s IPO related transaction costs including advisory and legal fees accrued at December 31, 2015	(8,564)

Total	$18,663

(1)	After the completion of the Acquisition, TSYS’ revenue will reflect the decreased valuation of TransFirst’s deferred revenue. Although long-term there will be no continuing impact on the combined operating results, the majority of this deferred revenue would have been recognized by TransFirst within three months. To show the anticipated effect on the condensed combined operating results after the completion of the Acquisition, the unaudited pro forma condensed combined statements of income were also adjusted to reflect the decreased value of TransFirst’s historical deferred revenue.

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

(l)	Reflects adjustments for the following:

Establish deferred tax liability for the increase in the basis of identified acquired intangible assets (1)	$296,240
Elimination of TransFirst’s previous deferred tax liability associated with historical intangible assets	(197,370)

Total change in deferred income tax liabilities	$98,870

(1)	See Note 2(g) for additional information regarding identified intangible assets.

(m)	Reflects adjustments for the elimination of TransFirst’s additional paid-in capital.

(n)	Reflects adjustments for the following:

Eliminate TransFirst’s retained earnings	$17,065
To record estimated non-recurring costs for remaining TSYS Acquisition related transactions costs	(34,000)

Total	$(16,935)

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

3. Adjustments to audited pro forma condensed combined statements of income:

The pro forma adjustments do not reflect the following material items that are expected to result directly from the Acquisition and which are expected to impact our statement of operations within twelve months following the Acquisition:

•	Acquisition and related financing transactions costs currently estimated at approximately $69.7 million relating to fees to investment bankers, attorneys, accountants, and other professional advisors, and other transaction-related costs that will likely not be capitalized as deferred financing costs; and

•	The effect of anticipated cost savings or operating efficiencies expected to be realized and related restructuring charges such as technology and infrastructure integration expenses, and other costs related to the integration of TransFirst into TSYS.

(a)	Reflects adjustments for the following:

Year ended December 31, 2015
Reduction in revenue related to eliminating TSYS’ revenues from TransFirst	$(22,733)
Reduction in revenue related to the write-off of deferred revenue for which no future service obligation remains (1)	(944)

Total	$(23,677)

(1)	See Note 2(k) for the estimated reduction to TransFirst’s historical deferred revenue.

(b)	Reflects adjustments for the following:

Year ended
December 31,
2015
Reduction in TransFirst’s expenses from TSYS	$(22,700)
Reclass TransFirst’s historical depreciation and amortization to conform to TSYS’ presentation	5,605
Reclass merchant loss provision to conform with TSYS’ presentation	3,198
Eliminate TransFirst’s historical intangible asset amortization expense	(3,735)
Reclass TSYS’ historical intangible asset amortization to amortization of acquisition intangibles	(76,218)

$(93,850)

(c)	Reflects adjustments for the following:

Year ended
December 31,
2015
Reclass TransFirst’s historical depreciation and Amortization to conform to TSYS’ presentation	$61,301
Reduction in TransFirst’s expenses from TSYS	(33)
Eliminate TransFirst’s debt modification expense	(3,785)
Eliminate TransFirst’s historical intangible asset amortization expense	(61,011)
Reclass TSYS’ historical intangible asset amortization to amortization of acquisition intangibles	(16,303)

$(19,831)

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

(d)	Reflects adjustments for the reclass of TransFirst’s depreciation and amortization to cost of services and selling, general and administrative expenses to conform to TSYS’ presentation.

(e)	The pro forma adjustment to expenses reflects the additional intangible asset amortization. The components of the adjustments to amortization of acquisition intangibles are as follows:

Year ended
December 31,
2015
Reclass TSYS’ historical intangible asset amortization	$92,522
Record new intangible asset amortization expense	138,714

$231,236

(f)	Reflects eliminating TransFirst’s management fees.

(g)	The pro forma adjustment to expenses reflects the reclass of the provision for merchant losses to conform to TSYS’ presentation. See Note 2(b) for additional information.

Notes to the unaudited pro forma condensed combined

financial information

(in thousands, except per share amounts)

(h)	The pro forma adjustment to expenses reflects interest expense related to an assumed issuance of senior unsecured notes, the Delayed Draw Term Loan and $150 million of additional borrowings under the Revolving Loan Facility. The components of the adjustments to other expenses, net are as follows:

Year ended
December 31,
2015
Eliminate TransFirst’s historical interest expense on debt to be repaid	$72,646
Eliminate TransFirst’s historical debt issuance cost amortization	5,979
Interest expense on new debt used to finance the Acquisition(1)	(83,728)
Amortization of deferred financing fees related to new debt	(3,248)

Total	$(8,351)

(1)	For the anticipated new borrowings that will be used to finance the Acquisition, see Note 2(i). For purposes of computing pro forma adjustments for interest expense, we have made certain assumptions regarding our debt structure at the closing of the Acquisition, and interest rates on our outstanding debt. These estimates are preliminary and actual results could differ materially from the pro forma amounts presented herein. An increase or decrease of 0.125% to the assumed blended average interest rate of 3.5% would change interest expense by approximately $3.3 million per year.

(i)	This represents the tax effect of adjustments to income before income taxes and equity income primarily related to the expense associated with incremental debt to partially finance the Acquisition and increased amortization resulting from estimated fair value adjustments for acquired intangibles. TSYS has assumed a 36.8% blended tax rate representing the estimated combined effective U.S. federal and state statutory rates. This estimated blended tax rate recognizes that TransFirst is predominately a U.S. based entity and that the debt incurred by TSYS to effect the Acquisition will be an obligation of a U.S. entity. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post- acquisition activities. Pro forma adjustments do not include adjustments to deferred tax assets and liabilities other than reflected herein. The structure of the Acquisition and certain elections that we may make in connection with the Acquisition and subsequent tax filings may impact the amount of deferred tax liabilities that are due and the realization of deferred tax assets.

(j)	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on TSYS’ basic and diluted weighted-average shares.

The unaudited pro forma condensed combined financial information does not reflect operating synergies, revenue enhancements or the expected realization of annual pre-tax cost savings. Although TSYS management expects that operating synergies, revenue enhancements and cost savings will result from the Acquisition, there can be no assurance that these operating synergies, revenue enhancements and cost savings will be achieved. The unaudited pro forma condensed combined financial information also does not reflect estimated restructuring charges associated with the expected cost savings, which will be expensed as incurred.